UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 9, 2009

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 9, 2009, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the quarter ended May 3, 2009. A copy of the press release is attached as Exhibit 99.1.

NCI’s press release includes Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share which are non-GAAP financial measures. Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share exclude non-cash charges for goodwill and other asset impairments, restructuring charges, lower of cost or market adjustment and stock compensation expense. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share are therefore used by management and provided to investors to provide comparability between periods of underlying operational results. Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share should not be considered in isolation or as substitutes for operating income (loss), net income (loss) , debt or earnings (loss) per share determined in accordance with generally accepted accounting principles in the United States.

The information in this Item 2.02 and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In April 2009, we approved the Phase III restructuring plan to close or idle our Rocky Mount, North Carolina, Columbus, Mississippi and Mount Pleasant, Iowa manufacturing facilities within the engineered building systems segment and the Big Rapids, Michigan facility within the metal components segment in a continuing effort to rationalize our least efficient facilities. In addition, as part of the restructuring, we added to the general employee reduction program. We expect to incur facility closure costs of $7.0 million related to these facilities. Of this amount, $2.2 million relates to employee or severance costs, $0.7 million relates to asset relocation costs, $3.0 million relates to asset impairment costs and $1.1 million relates to other costs. We expect to complete the Phase III restructuring plan in the first half of fiscal 2010.

Item 2.06.	Material Impairments.

The disclosures under Item 2.05 are incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Mark E. Johnson
Name:	Mark E. Johnson
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 9, 2009